                            OPPENHEIMER MULTI CAP VALUE FUND
                                      (the "Fund")

                                        BY-LAWS

                                       ARTICLE I

                                      SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the Shareholders  (which terms as
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used herein shall,  together with all other terms defined in the  Declaration  of Trust, have the same meaning as in the  Declaration  of Trust)  shall be held at the  principal office of the Trust or at such  other  place as may from time to time be  designated  by the Board of Trustees and stated in the notice of meting.

         Section 2. Shareholder  Meetings.  Meetings of the Shareholders for any purpose
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or purposes may be called by the  Chairman of the Board of  Trustees,  if any, or by the
President  or by the  Board of  Trustees  and  shall be  called  by the  Secretary  upon receipt of the  request  in writing  signed by  Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote  thereat.  Such  request  shall  state the  purpose  or  purposes  of the  proposed meeting.  In  addition,  meetings  of the  Shareholders  shall be called by the Board of
Trustees  upon  receipt of the request in writing  signed by  Shareholders  that hold in the  aggregate  not less  than ten  percent  in amount  of the  entire  number of Shares issued and  outstanding  and entitled to vote  thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section 3. Notice of Meetings of Shareholders.  Consistent with applicable law,
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written or printed notice of every meeting of  Shareholders,  stating the time and place thereof  (and the  general  nature of the  business  proposed  to be  transacted  at any special or extraordinary  meeting),  shall be given to each Shareholder entitled to vote at such  meeting  by  leaving  the  same  with  each  Shareholder  at the  Shareholder's residence  or usual place of business or by mailing it,  postage  prepaid and  addressed to the  Shareholder's  address as it  appears  upon the books of the Fund.  Such  notice also  may be  delivered  by such  other  means,  for  example  electronic  delivery,  as consistent with applicable laws.

         No notice of the time, place or purpose of any meeting of Shareholders  need be given to any Shareholder  who attends in person or by proxy or to any  Shareholder  who, in writing  executed and filed with the records of the meeting,  either  before or after the holding thereof, waives such notice.

         Section 4. Record Dates.  Consistent with applicable law, the Board of Trustees
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may fix, in advance,  a record date for the  determination  of Shareholders  entitled to notice of and to vote at any  meeting  of  Shareholders  and  Shareholders  entitled  to receive  any  dividend  payment  or  allotment  of  rights,  as the  case  may be.  Only
Shareholders  of record on such date shall be  entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall  make
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available  a list of the names and  addresses  of all  shareholders  as  recorded on the books of the Trust,  upon receipt of the request in writing  signed by not less than ten
Shareholders  of the Trust (who have been such for at least six  months)  holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current  offering  price
(as  defined in the  Trust's  Prospectus),  or (ii) one  percent in amount of the entire number of shares of the Trust  issued  and  outstanding;  such  request  must state that such Shareholders  wish to communicate with other  Shareholders with a view to obtaining signatures  to a  request  for a meeting  pursuant  to  Section 2 of  Article I of these
By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of
Trustees may, in its discretion,  satisfy its obligation  under this Section 5 by either making available the Shareholder List to such  Shareholders at the principal  offices of the Trust,  or at the offices of the Trust's  transfer  agent,  during regular  business hours, or by mailing a copy of such  Shareholders'  proposed  communication  and form of request, at their expense, to all other Shareholders.

         Section 6. Quorum,  Adjournment of Meetings. The presence in person or by proxy
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of the  holders  of  record  of more  than 50% of the  Shares  of the stock of the Trust issued and  outstanding and entitled to vote thereat,  shall  constitute a quorum at all meetings  of the  Shareholders.  If at any  meeting of the  Shareholders  there shall be less than a quorum  present,  the  Shareholders  present at such  meeting  may,  without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted at any such  adjourned  meeting  except such as might have been  lawfully  transacted  had the meeting not been  adjourned.  This  Section 6 may be altered,  amended  or  repealed  only upon the  affirmative  vote of the  holders of the majority of all the Shares of the Trust at the time outstanding and entitled to vote.

         If a quorum is present but  sufficient  votes in favor of one or more proposals have not been  received,  any of the persons named as proxies or  attorneys-in-fact  may propose  one or more  adjournments  of the  meeting to permit  further  solicitation  of
proxies  with  respect  to  any  proposal.   All  such  adjournments  will  require  the
affirmative  vote of a  majority  of the  shares  present  in  person or by proxy at the session  of the  meeting  to be  adjourned.  A vote  may be  taken on one or more of the proposals prior to any such  adjournment if sufficient  votes for its approval have been received and it is otherwise appropriate.

         Section 7.  Voting and  Inspectors.  Consistent  with  applicable  law,  at all
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meetings of shareholders,  proxies may be given by or on behalf of a Shareholder  orally or  in  writing  or  pursuant  to  any  computerized,  telephonic,  or  mechanical  data gathering process.

         All  elections  of Trustees  shall be had by a plurality  of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise  provided in the  Declaration  of Trust or in these  By-Laws or by specific  statutory  provision  superseding  the  restrictions  and limitations contained in the Declaration of Trust or in these By-Laws.

         At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting  may,  and upon the request of the holders of ten  percent  (10%) of the Shares  entitled to vote at such  election  shall, appoint two  inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such election with strict  impartiality and  according  to the best of their  ability,  and  shall  after  the  election  make a certificate  of the result of the vote  taken.  No  candidate  for the office of Trustee shall be appointed such Inspector.

         The  Chairman  of the  meeting  may cause a vote by ballot to be taken upon any election  or matter,  and such vote shall be taken  upon the  request of the  holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

         Section 8. Conduct of Shareholders'  Meetings. The meetings of the Shareholders
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shall be  presided  over by the  Chairman  of the Board of  Trustees,  if any,  or if he
shall  not  be  present,  by  the  President,  or if  he  shall  not  be  present,  by a
Vice-President,  or if none of them is  present,  by a  chairman  to be  elected  at the meeting.  The  Secretary  of the  Trust,  if  present,  shall act as  Secretary  of such meetings,  or if he is not present,  an Assistant Secretary shall so act; if neither the
Secretary  nor an  Assistant  Secretary  is present,  then the  meeting  shall elect its secretary.

         Section 9. Concerning  Validity of Proxies,  Ballots,  Etc. At every meeting of
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the  Shareholders,  all proxies shall be received and taken in charge of and all ballots shall be received and  canvassed by the  secretary of the meeting,  who shall decide all questions  touching the  qualification of voters,  the validity of the proxies,  and the acceptance  or  rejection  of votes,  unless  inspectors  of  election  shall  have been appointed  as provided in Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                       ARTICLE II

                                   BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business and property of the Trust
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shall be  conducted  and  managed  by a Board of  Trustees  consisting  of the number of initial  Trustees,  which  number may be increased or decreased as provided in Section 2 of this Article.  Each Trustee shall,  except as otherwise provided herein,  hold office until the meeting of  Shareholders  of the Trust next  succeeding  his election or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

         Section 2.  Increase or Decrease in Number of Trustees.  The Board of Trustees,
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by the vote of a majority of the entire  Board,  may  increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such  increase in the number of Trustees  until the next annual  meeting or until their successors are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire Board,  may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any  Trustee  shall not be  affected  by any such decrease.  Vacancies  occurring other than by reason of any such increase shall be filled as provided for a  Massachusetts  business  trust. In the event that after the proxy material has been printed for a meeting of  Shareholders  at which Trustees are to be elected  and any one or more  nominees  named in such proxy  material  dies or become incapacitated,  the authorized number of Trustees shall be automatically  reduced by the number  of such  nominees,  unless  the Board of  Trustees  prior to the  meeting  shall otherwise determine.

         Section 3. Removal,  Resignation and  Retirement.  A Trustee at any time may be
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removed  either with or without  cause by  resolution  duly  adopted by the  affirmative votes of the holders of two-thirds of the  outstanding  Shares of the Trust,  present in person  or by proxy at any  meeting  of  Shareholders  at which  such vote may be taken, provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly  adopted at any meeting of the Board of Trustees  provided  that notice thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used  herein,  "for  cause"  shall mean any cause which  under  Massachusetts  law would permit the removal of a Trustee of a business trust.

         Any  Trustee  may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees  or to any  officer  of the  Trust,  and such resignation  or retirement  shall take effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be  effective  as to the Trust and each
Series of the Trust  hereunder.  Notwithstanding  the  foregoing,  any and all  Trustees shall be subject to the  provisions  with respect to mandatory  retirement  set forth in the Trust's  Retirement  Plan for  Non-Interested  Trustees or Directors  adopted by the
Trust, as the same may be amended from time to time.

         Section 4. Place of Meeting. The Trustees may hold their meetings,  have one or
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more offices,  and keep the books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other  place as they may from time to time by  resolution determine,  or,  in the  case of  meetings,  as  shall  be  specified  or  fixed  in the respective notices or waivers of notice thereof.

         Section 5. Regular  Meetings.  Regular  meetings of the Board of Trustees shall
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be held at such time and on such  notice,  if any, as the Trustees may from time to time determine.  One such  regular  meeting  during  each  fiscal  year of the Trust shall be designated an annual meeting of the Board of Trustees.

         Section 6. Special  Meetings.  Special meetings of the Board of Trustees may be
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held from time to time upon call of the Chairman of the Board of  Trustees,  if any, the
President  or two or more of the  Trustees,  by oral or  telegraphic  or written  notice duly  served on or sent or  mailed to each  Trustee  not less than one day  before  such meeting.  No notice  need be given to any  Trustee  who  attends  in  person,  or to any
Trustee  who in writing  executed  and filed  with the  records  of the  meeting  either before or after  the  holding  thereof  waives  such  notice.  Such  notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7. Quorum.  One-third of the Trustees then in office shall constitute a
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quorum for the  transaction  of  business,  provided  that a quorum  shall in no case be less  than two  Trustees.  If at any  meeting  of the Board  there  shall be less than a quorum  present (in person or by open  telephone  line,  to the extent  permitted by the
Investment  Company  Act of 1940 (the "1940  Act")),  a majority  of those  present  may adjourn the meeting from time to time until a quorum shall have been  obtained.  The act of the  majority  of the  Trustees  present at any  meeting  at which  there is a quorum shall be the act of the  Board,  except as may be  otherwise  specifically  provided  by statute,  by the  Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

         Section 8. Executive  Committee.  The Board of Trustees may, by the affirmative
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vote of a majority of the entire Board,  elect from the Trustees an Executive  Committee to consist of such number of  Trustees  (not less than three) as the Board may from time to time determine.  The Board of Trustees by such  affirmative  vote shall have power at any  time to  change  the  members  of such  Committee  and may  fill  vacancies  in the
Committee by election from the  Trustees.  When the Board of Trustees is not in session, the  Executive  Committee  shall have and may  exercise  any or all of the powers of the
Board  of  Trustees  in the  management  of  the  business  and  affairs  of  the  Trust
(including  the power to  authorize  the seal of the Trust to be  affixed  to all papers which may  require it) except as provided  by law or by any  contract  or  agreement  to which the Trust is a party and except the power to  increase  or  decrease  the size of, or fill  vacancies  on,  the  Board,  to  remove or  appoint  executive  officers  or to dissolve or change the permanent  membership of the Executive  Committee,  and the power to make or amend the  By-Laws  of the Trust.  The  Executive  Committee  may fix its own
rules of  procedure,  and may meet when and as provided  by such rules or by  resolution of the  Board  of  Trustees,  but in every  case the  presence  of a  majority  shall be necessary  to  constitute  a quorum.  In the  absence  of any  member  of the  Executive
Committee,  the members thereof  present at any meeting,  whether or not they constitute a quorum,  may  appoint a member  of the Board of  Trustees  to act in the place of such absent member.

         Section 9. Other Committees.  The Board of Trustees, by the affirmative vote of
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a majority of the entire Board,  may appoint other  committees  which shall in each case consist of such number of members  (not less than two) and shall have and may  exercise, to the  extent  permitted  by  law,  such  powers  as the  Board  may  determine  in the resolution  appointing  them.  A  majority  of all  members  of any such  committee  may determine its action,  and fix the time and place of its  meetings,  unless the Board of
Trustees  shall  otherwise  provide.  The Board of Trustees shall have power at any time to  change  the  members  and,  to the  extent  permitted  by law,  powers  of any  such committee, to fill vacancies, and to discharge any such committee.

         Section  10.  Informal  Action  by and  Telephone  Meetings  of  Trustees  and
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Committees.  Any action  required or  permitted  to be taken at any meeting of the Board
----------
of  Trustees  or any  committee  thereof  may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board, or of such  committee,  as the case may be.  Trustees  or members of the Board of  Trustees  may  participate  in a meeting by means of a conference  telephone or similar  communications  equipment;  such participation  shall,  except  as  otherwise  required  by the 1940  Act,  have the same effect as presence in person.

         Section 11.  Compensation  of Trustees.  Trustees  shall be entitled to receive
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such  compensation  from the Trust for their  services as may from time to time be voted by the Board of Trustees.

         Section 12. Dividends.  Dividends or distributions payable on the Shares of any
         ----------  ---------
Series may,  but need not be,  declared by specific  resolution  of the Board as to each dividend  or  distribution;  in lieu of such  specific  resolutions,  the Board may,  by general  resolution,  determine  the  method  of  computation  thereof,  the  method  of determining  the  Shareholders  of the Series to which they are  payable and the methods of  determining  whether  and to  which  Shareholders  they are to be paid in cash or in additional Shares.

                                      ARTICLE III

                                        OFFICERS

         Section 1. Executive Officers.  The executive officers of the Trust may include
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a Chairman of the Board of Trustees,  and shall  include a  President,  one or more Vice
Presidents  (the number thereof to be determined by the Board of Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,  if any, shall be selected from among the  Trustees.  The Board of Trustees or the  Executive  Committee may also in its discretion  appoint Assistant  Secretaries,  Assistant  Treasurers,  and other officers, agents and  employees,  who shall have such  authority  and  perform  such duties as the
Board or the  Executive  Committee  may  determine.  The Board of Trustees  may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and
Vice  President,  may be  held  by  the  same  person,  but no  officer  shall  execute, acknowledge  or verify any instrument in more than one capacity,  if such  instrument is required  by law or these  By-Laws to be  executed,  acknowledged  or verified by two or more officers.

         Section 2. Term of Office.  The term of office of all  officers  shall be until
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their  respective  successors  are chosen  and  qualify;  however,  any  officer  may be removed  from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

         Section 3. Powers and Duties.  The officers of the Trust shall have such powers
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and duties as  generally  pertain to their  respective  offices,  as well as such powers and  duties  as may from  time to time be  conferred  by the  Board of  Trustees  or the
Executive Committee.

                                       ARTICLE IV

                                         SHARES

         Section 1. Certificates of Shares.  Each Shareholder of any Series of the Trust
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may be issued a  certificate  or  certificates  for his Shares of that  Series,  in such form as the Board of Trustees  may from time to time  prescribe,  but only if and to the extent and on the conditions described by the Board.

         Section 2. Transfer of Shares.  Shares of any Series shall be  transferable  on
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the  books of the  Trust by the  holder  thereof  in  person  or by his duly  authorized attorney or legal  representative,  upon surrender and cancellation of certificates,  if any,  for the same number of Shares of that  Series,  duly  endorsed or  accompanied  by proper  instruments of assignment and transfer,  with such proof of the  authenticity of the signature as the Trust or its agent may  reasonably  require;  in the case of shares not  represented by  certificates,  the same or similar  requirements  may be imposed by the Board of Trustees.

         Section 3. Share Ledgers.  The share ledgers of the Trust,  containing the name
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and  address  of the  Shareholders  of each  Series  and the  number  of  shares of that
Series,  held by them respectively,  shall be kept at the principal offices of the Trust or, if the Trust employs a transfer  agent,  at the offices of the transfer agent of the
Trust.

         Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may
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determine  the  conditions  upon  which a new  certificate  may be  issued in place of a certificate which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal  representative  to give bond, with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such  transfer  agent  against  any and all loss or  claims  which  may  arise by reason of the  issue of a new  certificate  in the  place of the one so lost,  stolen or destroyed.

                                       ARTICLE V

                                          SEAL

         The Board of Trustees shall provide a suitable seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                       ARTICLE VI

                                      FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                      ARTICLE VII

                                  AMENDMENT OF BY-LAWS

         The By-Laws of the Trust may be altered,  amended,  added to or repealed by the
Shareholders  or by  majority  vote of the  entire  Board  of  Trustees,  but  any  such alteration,  amendment,  addition  or  repeal of the  By-Laws  by action of the Board of
Trustees may be altered or repealed by the Shareholders.